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       OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM

                                           EXHIBIT 5.1


                             August 30, 1996



The Board of Directors
Big Flower Press Holdings, Inc.
3 East 54th Street
New York, New York 10022

               Re:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

          We are acting as counsel to Big Flower Press Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the Agreement and Plan of Merger, dated as of July 31, 1996 (the "Merger Agreement"), among Scanforms, Inc., a Delaware corporation ("Scanforms"), the Company, and Scanforms Acquisition Corp., a Delaware corporation and indirect, wholly owned subsidiary of the Company ("Acquisition"). The Merger Agreement provides for the merger of Acquisition with and into Scanforms (the "Merger"), with Scanforms as the surviving corporation in the Merger, and the issuance of shares of Common Stock of the Company in exchange for shares of Common Stock, par value $.01 per share, of Scanforms ("Scanforms Common Stock"). The number of shares (the "Shares") of Common Stock of the Company to be issued in the Merger shall be determined as provided in Section 1.2(a) of the Merger Agreement.

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations promulgated under the Securities Act.

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          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 relating to the Shares as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (together with all exhibits thereto, the "Registration Statement"); (ii) the Restated Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation");
(iii) the Amended and Restated By-laws of the Company, as currently in effect (the "By-Laws"); (iv) the Merger Agreement; (v) a specimen of the share certificate used to evidence the Common Stock; and (vi) resolutions of the Company's Board of Directors relating to (A) the preparation of the Registration Statement and the registration of the Shares under the Securities Act and (B) the issuance of the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, conformed or reproduced copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

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          Members of our Firm are admitted to the Bar in the States of
Delaware and New York, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to such laws, including any relevant rules and regulations, as in effect on the date hereof.

          Based upon and subject to the foregoing, we are of the opinion that, assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) the Merger has become effective in accordance with the terms of the Merger Agreement and Delaware law; and (iii) certificates representing the Shares in the form of the specimen certificates examined by us are duly executed, countersigned, registered and delivered, the Shares, when issued in exchange for shares of Scanforms Common Stock upon consummation of the Merger in accordance with the Merger Agreement and Delaware law and pursuant to the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

          We hereby consent to the use of the name of our firm in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                          Very truly yours,

                          Skadden, Arps, Slate, Meagher & Flom